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                                                                EXHIBIT 4.3
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                       Supplemental Assumption Agreement


                           Dated as of June 27, 1996

                                    between



                       American Express Centurion Bank,
                                  as Assignor


                                      and



                     American Express Deposit Corporation,
                                  as Assignee



                   With Respect to the Pooling and Servicing
                                   Agreement
                                 Governing the
                       American Express Credit Account
                                 Master Trust



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                       SUPPLEMENTAL ASSUMPTION AGREEMENT

      This SUPPLEMENTAL ASSUMPTION AGREEMENT, dated as of June 27, 1996 (this "Assumption Agreement" or "Agreement"), between AMERICAN EXPRESS CENTURION BANK, a Delaware banking corporation (the "Assignor" or "Centurion Bank"), and AMERICAN EXPRESS DEPOSIT CORPORATION, a Utah-chartered industrial loan company ("Assignee").

      As of July 1, 1996 (the "Effective Date of the Merger"), the Assignor intends to merge with and into the Assignee in the manner contemplated by that certain Plan and Agreement dated June 27, 1996, between the Assignor and the Assignee. The entity that survives such merger will legally change its name to "American Express Centurion Bank." In connection with such merger, and in order to satisfy the condition precedent to such merger and the Assignee's related assumption of the Assignor's obligations under the Pooling Agreement referred to below, the Assignor and the Assignee now wish to enter into this Assumption Agreement, pursuant to which the Assignee shall expressly assume, as of the Effective Date of the Merger, the performance of every covenant and obligation of the Assignor under such Pooling Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Assignor and the Assignee hereby agree as follows:

SECTION 1.  DEFINITIONS.

      Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning specified in the Pooling and Servicing Agreement dated as of May 16, 1996 (the "Pooling Agreement"), among the Assignor and American Express Receivables Financing Corporation II, a Delaware corporation ("RFC II"), as Transferors; American Express Travel Related Services Company, Inc., a New York corporation ("TRS"), as Servicer; and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the "Trustee") relating to the American Express Credit Account Master Trust (the "Trust"). All references to Sections herein are to Sections of this Agreement unless otherwise indicated and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

      Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

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SECTION 2.  ASSIGNMENT BY ASSIGNOR.

      The Assignor hereby assigns, conveys and transfers, as of the Effective Date of the Merger, all of its rights, title and interests in, to and under
(a) the Pooling Agreement, (b) the Original Transferor Certificate, (c) the Series 1996-1 Supplement to the Pooling Agreement dated as of May 16, 1996 (the "Series 1996-1 Supplement"), among the Assignor and RFC II as Transferors, TRS as Servicer, and The Bank of New York as Trustee, and (d) the Loan Agreement dated as of May 16, 1996 (the "Loan Agreement"), among The Bank of New York as Trustee, the Assignor and RFC II as Transferors, TRS as Servicer, Credit Lyonnais New York Branch as Agent, and the CA Investors from time to time party thereto, in each case including, without limitation, all of the Assignor's rights, title and interests incidental to such documents and each other agreement related thereto.

SECTION 3.  ASSUMPTION BY ASSIGNEE.

      The Assignee hereby accepts the assignment contemplated by Section 2 and, as of the Effective Date of the Merger, assumes, and agrees that, as of the Effective Date of the Merger, it will be unconditionally bound in respect of, all duties and obligations of the Assignor under (a) the Pooling Agreement, (b) the Original Transferor Certificate (or any Transferor Certificate now or hereafter issued by the Trust in substitution for the Original Transferor Certificate), (c) the Series 1996-1 Supplement, (d) the Loan Agreement and (e) each other document or agreement related thereto (collectively, the "Operative Documents"). The Assignee agrees that it is liable for all duties and obligations under the Operative Documents as though it were identified as a "Transferor" or Centurion Bank therein.

SECTION 4.  ASSIGNEE AS TRANSFEROR.

      In consequence of the assumption contemplated by Section 3, the Assignee, as of the Effective Date of the Merger, shall be deemed a "Transferor" or Centurion Bank for all purposes, and shall enjoy the rights and privileges and perform the obligations of "a Transferor" and Centurion Bank, under each Operative Document, and each reference in each Operative Document to "the Transferors," "a Transferor" or Centurion Bank shall be deemed to include the Assignee for all purposes.

SECTION 5.  CERTAIN REPRESENTATIONS OF THE ASSIGNEE.

      The Assignee represents and warrants that it is an Affiliate of the Assignor that satisfies the criteria specified in clause (x) of subsection 7.02(a)(i) of the Pooling Agreement, that the Assignee is not eligible as a debtor under the Bankruptcy Code, and that the Assignee has the corporate power and authority to enter into and perform its obligations under this Agreement and, accordingly, the duties and obligations of a Transferor and Centurion Bank under the Operative Documents.

SECTION 6.  MISCELLANEOUS.

      Section 6.01 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

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      SECTION 6.02  NOTICES.  Unless otherwise expressly specified or permitted by the terms hereof or any Operative Document, all communications and notices to the Assignee under any Operative Document shall be in writing and delivered to the Assignee at the following address in a manner permitted by such Operative Document:

      AMERICAN EXPRESS CENTURION BANK
      (f.k.a. AMERICAN EXPRESS DEPOSIT CORPORATION)
      6985 Union Park Center
      Midvale, Utah 84047

      Facsimile No.: (801) 565-5016
      Telephone No.: (801) 565-5102
      Attention:  Chief Financial Officer


      SECTION 6.03 GOVERNING LAW THIS AGREEMENT SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      SECTION 6.04 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 6.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

      SECTION 6.06 HEADINGS. The headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

      SECTION 6.07 FURTHER ASSURANCES. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and the Operative Documents.





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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    AMERICAN EXPRESS CENTURION BANK,
                                    as Assignor


                                    By: /s/ Frank L. Skillern
                                       _____________________________________
                                       Name:   Frank L. Skillern
                                       Title:  Chief Executive Officer




                                    AMERICAN EXPRESS DEPOSIT CORPORATION,
                                    as Assignee


                                    By: /s/ David E. Poolsen
                                       _____________________________________
                                       Name:  David E. Poolsen
                                       Title: President




ACKNOWLEDGED AND ACCEPTED BY:

AMERICAN EXPRESS TRAVEL RELATED SERVICES
COMPANY, INC., as Servicer



By: /s/ Jay B. Stevelman
    ___________________________________
    Name:  Jay B. Stevelman
    Title: Senior Vice President & Treasurer

THE BANK OF NEW YORK, as Trustee


By:  /s/ Peter M. Lagatta
     ___________________________________
      Name:  Peter M. Lagatta
      Title: Assistant Treasurer

CREDIT LYONNAIS NEW YORK BRANCH, as the Agent under the Loan Agreement


By:  /s/ Catherine R. Lau
     ___________________________________
      Name:  Catherine R. Lau
      Title: Vice President

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